                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         SHURGARD STORAGE CENTERS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

               Washington                                  91-1603837
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


     1155 Valley Street, Suite 400
              Seattle, WA                                98109-4426
----------------------------------------          ---------------------
(Address of principal executive offices)                (Zip code)


If this form relates to the registration    If this form relates to the
of a class of securities pursuant to        registration of a class of
Section 12(b) of the Exchange Act and       securities pursuant to Section 12(g)
is effective pursuant to General            of the Exchange Act and is
Instruction A.(c), please check the         effective pursuant to General
following box. [X]                          Instruction A.(d), please
                                            check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-21273
---------
(If Applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                 Name of Each Exchange on Which
           to be so Registered                 Each Class is to be Registered
  --------------------------------------    -----------------------------------
   8.70% Series C Cumulative Redeemable            New York Stock Exchange
    Preferred Stock, par value $0.001
              per share

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                ----------------
                                (Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        The description of the Registrant's 8.70% Series C Cumulative Redeemable Preferred Stock, par value $0.001 per share, set forth under the heading "Description of Series C Preferred Stock" in the Prospectus Supplement dated December 3, 1998 and under the headings "Description of Preferred Stock" and "Restrictions on Transfers of Capital Stock; Excess Stock" in the accompanying Prospectus dated February 20, 1997, filed with the Securities and Exchange Commission pursuant to Rule 424(b) (relating to the Registrant's Registration Statement on Form S-3, Registration No. 333-21273) under the Securities Act of 1933, as amended, is incorporated herein by reference.

ITEM 2. EXHIBITS

        1. Articles of Incorporation, as amended (incorporated by reference to Exhibit B contained in the Registrant's Definitive Additional Proxy Materials on Form DEF14A filed on April 29, 1997).

        2. Restated Bylaws (incorporated by reference to Exhibit 3.4 filed with the Registrant's Current Report on Form 8-K dated May 14, 1997).

        3. Form of Designation of Rights and Preferences of Series C Cumulative Redeemable Preferred Stock to the Articles of Incorporation, as amended.

        4.      Form of Series C Preferred Stock Certificate.

                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      SHURGARD STORAGE CENTERS, INC.



                                          /s/ HARRELL BECK
                                          --------------------------------------
                                          Harrell L. Beck
                                          Senior Vice President, Chief Financial
                                          Officer and Treasurer

Dated:  December 3, 1998



                                       3